Exhibit 99.1
MGM GROWTH PROPERTIES LLC REPORTS THIRD QUARTER FINANCIAL RESULTS
Las Vegas, Nevada, November 1, 2018 – MGM Growth Properties LLC (“MGP” or the “Company”) (NYSE: MGP) today reported financial results for the quarter ended September 30, 2018 for its real estate investment trust (“REIT”) operations and its taxable REIT subsidiary (“TRS”) operations. Net income attributable to MGP Class A shareholders for the quarter was $19.5 million, or $0.27 per diluted share.
Financial highlights for the third quarter of 2018:

•	Rental revenue was $186.6 million;

•	Consolidated net income was $69.9 million, or $0.26 per diluted Operating Partnership unit; which consisted of $57.7 million of net income from the REIT, and $12.2 million of net income from the TRS;

•	Funds From Operations(1) (“FFO”) was $131.5 million , or $0.49 per diluted Operating Partnership unit;

•	Adjusted Funds From Operations(2) (“AFFO”) was $154.8 million, or $0.58 per diluted Operating Partnership unit;

•	Adjusted EBITDA(3) was $212.0 million; and

•	General and administrative expenses were $3.4 million.

On July 6, 2018, the Company completed its previously announced acquisition of the Hard Rock Rocksino Northfield Park (“Northfield”), which comprises the TRS operations. The Company funded the acquisition with cash on hand and borrowings under its senior secured credit facility. Simultaneously with the close, the Company entered into a new agreement with Hard Rock to continue to serve as the manager of the property.

On September 18, 2018, the Company entered into an agreement to sell the operations of Northfield to a subsidiary of MGM Resorts International (“MGM Resorts”) for approximately $275 million plus net working capital adjustments. The TRS will concurrently liquidate and the real estate assets of Northfield will be added to the existing master lease between MGM Resorts and the Company. As a result, the annual rent payment under the master lease will increase by $60 million, prorated for the remainder of the lease year. Consistent with the master lease terms, 90% of this rent will be fixed and contractually grow at 2% per year until 2022. The transaction is expected to close in the first half of 2019, subject to regulatory approvals and other customary closing conditions. The transaction was approved by the Company’s Conflicts Committee.

“We are excited to present our results of operations and transaction activity for our third quarter,” said James Stewart, CEO of MGM Growth Properties. “We announced the closing of the acquisition of the real estate and operations and the subsequent sale of the operations of Northfield to MGM Resorts for $275 million. Northfield just recorded its best quarter ever in terms of revenue, EBITDA and market share. We are thrilled to partner with MGM Resorts who will introduce their award-winning M Life Rewards program to further drive growth at Northfield. Additionally, MGM Springfield opened its doors in August and we are excited to see that Right of First Offer property come online and enter the Massachusetts market.”

The following table provides a reconciliation of MGP’s net income to FFO, AFFO and Adjusted EBITDA for the three months ended September 30, 2018 (in thousands, except unit and per unit amounts):

	Three Months Ended September 30, 2018
	Consolidated	REIT	TRS
Reconciliation of Non-GAAP Financial Measures
Net income (2)	$69,923	$57,697	$12,226
Real estate depreciation	61,218	61,218	—
Property transactions, net	339	339	—
Funds From Operations	131,480	119,254	12,226
Amortization of financing costs and cash flow hedges	3,471	3,471	—
Non-cash compensation expense	576	576	—
Net effect of straight-line rent and amortization of deferred revenue	5,096	5,096	—
Other depreciation and other amortization(1)	5,360	—	5,360
Acquisition-related expenses	4,423	1,931	2,492
Amortization of above market lease, net	171	171	—
Other non-operating expenses	1,020	1,020	—
Provision for income taxes - REIT	3,177	3,177	—
Adjusted Funds From Operations	154,774	134,696	20,078
Interest income (2)	(163)	(163)	—
Interest expense(2)	58,743	58,743	—
Amortization of financing costs and cash flow hedges	(3,471)	(3,471)	—
Provision for income taxes - TRS	2,089	—	2,089
Adjusted EBITDA	$211,972	$189,805	$22,167

Weighted average Operating Partnership units outstanding
Basic	266,139,175
Diluted	266,335,914

Net income per Operating Partnership unit outstanding
Basic	$0.26
Diluted	$0.26

FFO per Operating Partnership unit
Diluted	$0.49

AFFO per Operating Partnership unit
Diluted	$0.58
(1) Other depreciation and other amortization includes both real estate and equipment depreciation and amortization of intangible assets from the TRS.
(2) Net income, interest income and interest expense is net of intercompany interest eliminations of $5.3 million for the three months ended September 30, 2018.
Financial Position
The Company had $49.5 million of cash and cash equivalents as of September 30, 2018. Cash received from rent payments under the master lease for the three months ended September 30, 2018 was $192.6 million.

On October 15, 2018, MGM Growth Properties Operating Partnership LP (the “Operating Partnership”) made a cash distribution of $116.4 million relating to the third quarter dividend, $85.4 million of which was paid to subsidiaries of MGM Resorts and $31.0 million of which was paid to MGP. Simultaneously, MGP paid a cash dividend of $0.4375 per Class A share.

“In the third quarter of 2018, MGP increased its dividend to shareholders for the 5th time since the IPO in April 2016. The annualized dividend of $1.75 per share represents a 4.2% year to date increase and an increase of 22.4% since IPO,” said Andy Chien, CFO of MGM Growth Properties. “MGP’s consistent dividend growth demonstrates the successful execution of our business plan to acquire market leading assets that generate long-term value for our shareholders. Northfield is a great example of this execution and we expect that the net real estate acquisition price by the time we close the sale of the operations will benefit from the performance of the property and the interim cash flows as an operating asset in our TRS. We are also excited for the closing of Empire City, which will add another fantastic real estate asset to our portfolio. With these two transactions closing, our annual rental revenue will increase by $110 million, or 14%, in the first half of next year.”
The Company’s long-term debt at September 30, 2018 was as follows (in thousands):

September 30, 2018
Senior Secured Credit Facility:
Term Loan A Facility	$470,000
Term Loan B Facility	1,803,750
Revolving Credit Facility	565,000
5.625% Senior Notes due 2024	1,050,000
4.50% Senior Notes due 2026	500,000
4.50% Senior Notes due 2028	350,000
Total principal amount of long-term debt	4,738,750
Less: unamortized debt issuance costs	(54,033)
Total long-term debt, net of unamortized debt issuance costs	$4,684,717
Conference Call Details
MGP will host a conference call at 12:30 p.m. Eastern Time today which will include a brief discussion of these results followed by a question and answer period. The call will be accessible via the Internet through http://www.mgmgrowthproperties.com/events-and-presentations or by calling 1-888-317-6003 for domestic callers and 1-412-317-6061 for international callers. The conference call access code is 9788859. A replay of the call will be available through Thursday, November 8, 2018. The replay may be accessed by dialing 1-877-344-7529 or 1-412-317-0088. The replay access code is 10124890. The call will be archived at www.mgmgrowthproperties.com.

1
Funds From Operations (“FFO”) is net income (computed in accordance with U.S. GAAP), excluding gains and losses from sales or disposals of property (presented as property transactions, net), plus real estate depreciation, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”).

2
Adjusted Funds From Operations (“AFFO”) is FFO as adjusted for amortization of financing costs and cash flow hedges, amortization of the above market lease, net, non-cash compensation expense, acquisition related expenses, other non-operating expenses, provision for income taxes related to the REIT, other depreciation and amortization and the net effect of straight-line rents and amortization of deferred revenue.

3
Adjusted EBITDA is net income (computed in accordance with U.S. GAAP) as adjusted for gains and losses from sales or disposals of property (presented as property transactions, net), real estate depreciation, other depreciation and amortization, interest income, interest expense (including amortization of financing costs and cash flow hedges), amortization of the above market lease, net, non-cash compensation expense, acquisition related expenses, other non-operating expenses, provision for income taxes and the net effect of straight-line rents and amortization of deferred revenue.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA are supplemental performance measures that have not been prepared in conformity with accounting principles generally accepted in the United States (“U.S. GAAP”) that management believes are useful to investors in comparing operating and financial results between periods. Management believes that this is especially true since these measures exclude real estate depreciation and amortization expense and management believes that real estate values fluctuate based on market conditions rather than depreciating in value ratably on a straight-line basis over time. The Company believes such a presentation also provides investors with a meaningful measure of the Company’s operating results in comparison to the operating results of other REITs. Adjusted EBITDA is useful to investors to further supplement AFFO and FFO and to provide investors a performance metric which excludes interest expense. In addition to non-cash items, the Company adjusts AFFO and Adjusted EBITDA for acquisition-related expenses. While we do not label these expenses as non-recurring, infrequent or unusual, management believes that it is helpful to adjust for these expenses when they do occur to allow for comparability of results between periods because each acquisition is (and will be) of varying size and complexity and may involve different types of expenses depending on the type of property being acquired and from whom.

FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA do not represent cash flow from operations as defined by U.S. GAAP, should not be considered as an alternative to net income as defined by U.S. GAAP and are not indicative of cash available to fund all cash flow needs. Investors are also cautioned that FFO, FFO per unit, AFFO, AFFO per unit and Adjusted EBITDA as presented, may not be comparable to similarly titled measures reported by other REITs due to the fact that not all real estate companies use the same definitions.

Reconciliations of net income to FFO, AFFO and Adjusted EBITDA are included in this release.
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About MGM Growth Properties
MGM Growth Properties LLC (NYSE:MGP) is one of the leading publicly traded real estate investment trusts engaged in the acquisition, ownership and leasing of large-scale destination entertainment and leisure resorts, whose diverse amenities include casino gaming, hotel, convention, dining, entertainment and retail offerings. MGP currently owns a portfolio of properties, consisting of 11 premier destination resorts in Las Vegas and elsewhere across the United States, the Park, a dining and entertainment complex which opened in April 2016, and the Hard Rock Rocksino Northfield Park in Northfield, OH. As of December 31, 2017, these properties collectively comprise approximately 27,500 hotel rooms, 2.7 million convention square footage, 150 retail outlets, 300 food and beverage outlets and 20 entertainment venues. As a growth-oriented public real estate entity, MGP expects its relationship with MGM Resorts and other entertainment providers to attractively position MGP for the acquisition of additional properties across the entertainment, hospitality and leisure industries. For more information about MGP, visit the Company’s website at http://www.mgmgrowthproperties.com.
This release includes “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in MGP’s public filings with the Securities and Exchange Commission. MGP has based forward-looking statements on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, any expected increases in the net real estate acquisition price for Northfield at the time of close and MGP’s expectations regarding its ability to continue to grow its dividend, successfully execute on its business plan and close its recently announced transactions. These forward-looking statements involve a number of risks and uncertainties and the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to MGP’s ability to receive, or delays in obtaining, any regulatory approvals required to own its properties, or other delays or impediments to completing MGP’s planned acquisitions or projects, including any acquisitions of properties from MGM and the disposition of the operations of the Rocksino to MGM; the ultimate timing and outcome of any planned acquisitions or projects; MGP’s ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; MGP’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to MGP; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in MGP’s period reports filed with the Securities and Exchange Commission. In providing forward-looking statements, MGP is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If MGP updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

MGP CONTACTS:
Investment Community	News Media
ANDY CHIEN	(702) 669-1480 or media@mgpreit.com
Chief Financial Officer
MGM Growth Properties LLC
(702) 669-1470

MGM GROWTH PROPERTIES LLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Revenues
Rental revenue	$186,564	$163,178	$559,690	$489,532
Tenant reimbursements and other	30,095	19,620	93,198	61,621
Gaming, food, beverage and other	65,562	—	65,562	—
Total revenues	282,221	182,798	718,450	551,153

Expenses
Gaming, food, beverage and other	43,331	—	43,331	—
Depreciation and amortization	66,578	68,662	203,043	190,573
Property transactions, net	339	1,662	18,851	19,104
Reimbursable expenses	29,168	18,983	90,435	60,112
Amortization of above market lease, net	171	172	514	515
Acquisition-related expenses	4,423	1,059	7,095	1,059
General and administrative	3,422	2,882	10,085	8,223
	147,432	93,420	373,354	279,586
Operating income	134,789	89,378	345,096	271,567
Non-operating income (expense)
Interest income	163	1,480	2,473	3,039
Interest expense	(58,743)	(45,544)	(157,249)	(134,998)
Other non-operating expenses	(1,020)	(126)	(6,409)	(1,438)
	(59,600)	(44,190)	(161,185)	(133,397)
Income before income taxes	75,189	45,188	183,911	138,170
Provision for income taxes	(5,266)	(1,488)	(7,760)	(3,903)
Net income	69,923	43,700	176,151	134,267
Less: Net (income) attributable to noncontrolling interest	(50,439)	(32,675)	(127,691)	(101,214)
Net income attributable to Class A shareholders	$19,484	$11,025	$48,460	$33,053

Weighted average Class A shares outstanding:
Basic	71,005,052	60,614,664	70,991,129	58,612,916
Diluted	71,201,791	60,755,186	71,174,270	58,807,948

Net income per share attributable to Class A shareholders:
Basic	$0.27	$0.18	$0.68	$0.56
Diluted	$0.27	$0.18	$0.68	$0.56

MGM GROWTH PROPERTIES LLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	September 30, 2018	December 31, 2017
ASSETS
Real estate investments, net	$9,803,410	$10,021,938
Property and equipment, used in operations, net	789,039	—
Cash and cash equivalents	49,500	259,722
Tenant and other receivables, net	12,447	6,385
Prepaid expenses and other assets	56,395	18,487
Above market lease, asset	43,407	44,588
Goodwill	17,915	—
Other intangible assets, net	252,107	—
Total assets	$11,024,220	$10,351,120
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Debt, net	$4,684,717	$3,934,628
Due to MGM Resorts International and affiliates	402	962
Accounts payable, accrued expenses and other liabilities	39,588	10,240
Above market lease, liability	46,403	47,069
Accrued interest	32,395	22,565
Dividend and distribution payable	116,395	111,733
Deferred revenue	157,725	127,640
Deferred income taxes, net	31,392	28,544
Total liabilities	5,109,017	4,283,381
Commitments and contingencies
Shareholders’ equity
Class A shares: no par value, 1,000,000,000 shares authorized, 70,911,166 and 70,896,795 shares issued and outstanding as of September 30, 2018 and December 31, 2017, respectively	—	—
Additional paid-in capital	1,711,813	1,716,490
Accumulated deficit	(137,781)	(94,948)
Accumulated other comprehensive income	10,404	3,108
Total Class A shareholders’ equity	1,584,436	1,624,650
Noncontrolling interest	4,330,767	4,443,089
Total shareholders’ equity	5,915,203	6,067,739
Total liabilities and shareholders’ equity	$11,024,220	$10,351,120